Exhibit 99.1

Rio Garment, S. de R.L.
(A Honduran Company)
Financial Statements
Year ended December 31, 2010
With the Independent Auditors’ Report

Rio Garment, S. de R.L.
(A Honduran Company)

Financial Statements

December 31, 2010

Independent Auditors’ Report

The Board of Directors and Owners
Rio Garment, S. de R.L. :

We have audited the accompanying balance sheet of Rio Garment, S. de R.L. (the “Company”) as of December 31, 2010, and the related statement of operations, changes in  owners’ equity (deficit), and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Ernst & Young Honduras S. de R.L. de C.V.
November 29, 2011
San Pedro Sula, Honduras

Rio Garment, S. de R.L.
(A Honduran Company)
Balance Sheet as of December 31, 2010

(in thousands)
Current assets
Cash and cash equivalents	$107
Accounts receivable, net	2,312
Inventories, net	8,506
Other current assets	296
Total current assets	11,221

Property and equipment, net	1,064
Other assets	1,530
Total assets	$13,815

Current liabilities
Currrent portion of related party debt	634
Current portion of long term debt	484
Loans payable - factoring contract	3,354
Accounts payable	8,271
Accrued expenses	2,710
Total current liabilities	15,453

Long-term loans payable to related parties	3,601
Long-term loans payable	1,785
Total liabilities	20,839

Commitments and contingencies

Owners' Equity (Deficit)
Contributed capital	529
Legal reserve	19
Accumulated deficit	(7,572)
Total Owners' Equity (Deficit)	(7,024)
Total liabilites and equity	$13,815

See accompanying notes to the financial statements.

Rio Garment, S. de R.L.
(A Honduran Company)
Statement of Operations
For the year ended December 31, 2010

(In thousands)

Net sales	$55,067
Cost of goods sold	53,059
Gross profit	2,008
Selling, general and administrative expenses	4,828
Loss from operations	(2,820)
Other income (expense):
Interest income	66
Interest expense	(1,308)
Other, net	(53)
Loss from operations before income taxes	(4,115)
Income tax	-
Net loss	(4,115)

See accompanying notes to the financial statements.

Rio Garment, S. de R.L.
(A Honduran Company)
Statement of Changes in Owners’ Equity (Deficit)
For the year ended December 31, 2010

(in thousands)

	Contributed Capital	Legal reserve	Accumulated Deficit	Total Equity (Deficit)
Balances as of December 31, 2009	529	19	(3,457)	(2,909)

Net loss	-	-	(4,115)	(4,115)

Balances as of December 31, 2010	$529	$19	$(7,572)	$(7,024)

See accompanying notes to the financial statements.

Rio Garment, S. de R.L.
(A Honduran Company)
Statement of Cash Flows
For the year ended December 31, 2010

Cash flows from operating activities:
Net loss	$(4,115)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	179
Loss on disposal of fixed assets	39
Accounts receivable write-off	1,105
Surplus fabric write-off	4,554
Provision for legacy severance	205
Exchange differences not realized	13
Changes in operating assets and liabilities:
Receivables, net	(2,760)
Inventories, net	(7,809)
Other assets	6
Accounts payable	4,113
Accrued expenses	694
Net cash used in operating activities	(3,776)

Cash flows from investing activities:
Capital expenditures	(372)
Net cash used in investing activities	(372)

Cash flows from financing activities:
Proceeds from factoring contracts, net	1,643
Repayment of long term debt	(393)
Loans received from related companies	6,812
Loans paid to related companies	(3,854)
Net cash provided by financing activities	4,208
Increase in cash and cash equivalents	60
Cash and cash equivalents at beginning of year	47
Cash and cash equivalents at the end of year	$107

Supplemental disclosures of cash flow information:
Cash paid during the year for income taxes	-
Cash paid during the year for interest	492

See accompanying notes to the financial statements.

Rio Garment, S. de R.L.
(A Honduran Company)
Notes to the Financial Statements
December 31, 2010

Note 1 – Organization and Going Concern

Organization

Rio Garment, S. de R.L. (the “Company” or “Rio”)  was incorporated in accordance with the Laws of the Republic of Honduras in 2006 as a Limited Liability Company with an indefinite life.  The Company’s main place of business and legal address is San Pedro Sula, Honduras.  The Company’s main activity is the manufacturing of dress apparel for exportation.

As discussed in Note 2, the Company operates under the Honduran Free Tax Zone Law.

Going concern

During the year ended of December 31, 2010, the Company incurred a loss of $4.1 million.  As of December 31, 2010, the Company had a working capital deficit of $4.2 million, and had an accumulated deficit of $7.6 million which exceeds two-thirds of the paid capital stock.  In accordance with the Code of Commerce of Honduras, a deficit greater than two-thirds the capital stock is a legal cause for dissolution of an entity by its shareholders (but not by third parties).

These conditions raise doubt about the Company’s ability to continue as a going concern.

As discussed in Note 12, during 2011 the Company was purchased by Hampshire Group Limited (“Hampshire”).  The Company has obtained a “support letter” from Hampshire indicating its willingness and intent to provide required funding for the Company’s operations through at least November 30, 2012.

Accordingly, the financial statements do not include any adjustments to reflect the possible future effects of the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Note 2 – Summary of Significant Accounting Policies

In next page is a summary of significant accounting policies followed by management in its preparation of the accompanying financial statements:

Accounting Policies

The Company maintains its books and records in domestic Honduran currency based on domestic accounting regulations.  The accompanying financial statements have been prepared in order to present the Company’s financial position, results of operations and cash flows in accordance with  accounting principles generally accepted in the United States of America (“U.S. GAAP”) and expressed in terms of U.S. dollars (see paragraph “Translation Methodology” below).

The accompanying financial statements reflect the financial position and results of operations of the Company as of and for the year ended December 31, 2010.  No expenses were incurred by the Company’s owners on the Company’s behalf which have not been reflected in the accompanying financial statements.

Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses related to customer returns and adjustments, doubtful accounts, and inventory reserves.  Management bases its estimates on historical experience and on various other assumptions that management believes to be reasonable under the circumstances, the results of which form a basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions; however, management believes that its estimates, including those for the above described items, are reasonable and that the actual results will not vary significantly from the estimated amounts.

Translation Methodology

The Company’s books and records are prepared using the local currency, the Honduran Lempira, as required by Honduran law.  However, the functional currency of the Company for the accompanying U.S. GAAP financial statements is the U.S. dollar given that all sales transactions and the majority of raw material purchases, as well as many of the other liabilities, are settled in U.S. dollars.  The Central Bank of Honduras is the entity that’s responsible for managing the national banking system and regulating the currency’s parity to other currencies.  Sell and buy rates are established by authorized financial institutions, in accordance with market supply and demand.  From December 2006 through August 2011, the Central Bank of Honduras fixed the Lempira exchange rate to the U.S. dollar at L18.8951 to $1.00.  This rate was therefore used to present the accompanying financial statements in U.S. dollars.

Revenue Recognition

The Company recognizes revenue from the sale of product upon transfer of title to customers, net of discounts and the Company’s estimate rebates.  This typically occurs upon the delivery of the product to the customer.  Costs to ship products to customers are expensed as incurred and are included as a component of cost of sales.

Income Taxes – Honduran Free Tax Zone Law

In accordance with Resolution N° 559-2006, dated August 15, 2006, issued by Industry and Commerce Secretary of Honduras, the Company is authorized to operate under the Free Trade Zone Regime.  Therefore the Company qualifies for the following tax incentives:

•	Exemption from custom duties, charges and surcharges, internal consumption, production sales tax, and other excise taxes on imported and exported goods.

•	Exemption from municipal taxes.

•	Income tax exemption, provided the taxpayer does not benefit from income tax exemption granted in other country.

•	Asset tax exemption (Decree 51-2003).

In accordance with the Agreement No. 43-2009 effective as of January 26, 2010, the Company must export at least 95% of their annual production for being subject of the about mentioned benefits.  The Company exports 100% of its production.

Because the Company’s tax free status is indefinite in nature, no current or deferred income tax expense has been recorded in the accompanying financial statements.

Cash Equivalents

Cash equivalents consist of highly liquid investments with initial maturities of ninety days or less from the date of purchase. At December 31, 2010 the Company did not have any financial instruments that would be classified as cash equivalents.  A significant amount of the Company’s cash is on deposit in financial institutions and exceeds the maximum insurable deposit limits of Honduran Lempiras 150,000 ($7,939).

At December 31, 2010, $100,000 of the Company’s cash was held in U.S. Dollar bank accounts, with the remaining $7,000 held in Honduran Lempiran accounts.

Concentrations of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable.

Allowances for Customer Rebates and Adjustments

The Company reserves for customer rebates which have been contractually agreed upon by the Company and the customer.  Additionally, the Company reserves for chargebacks taken by the customer as a reduction of the receivable balance based on a historical percentage of such deductions to net sales.

Inventories

Inventories are valued at the lower of cost and net realizable value.  Net realizable value is the selling price in the ordinary course of business, less estimated cost necessary to make the sale. Raw materials are recorded at average warehouse costs.  Finished goods are recorded at the average manufacturing cost. Work in process inventories are recorded at the average manufacturing cost with the exception of work in process sent to subcontractors, which is valued at raw material cost until such product is returned to Company or shipped direct to customer.  Goods-in-transit are recorded at the specific invoiced cost.

Manufacturing costs embedded in finished goods and work in process inventories include a substantial portion of manufacturing overhead incurred at normal operating capacity.

Inventory Reserves

The Company analyzes out of season raw materials to determine reserves, if any, that may be required to reduce the carrying value to net realizable value.  Additionally, the Company provides reserves for current season finished goods who carrying value, due to quality issues, is expected based on contractual agreement with the customer to exceed its net realizable value.  Factors considered in evaluating the requirement for reserves include color, quality and quantities on hand.

Property and Equipment

Fixed assets are recorded at cost. The Company provides for depreciation using the straight-line method over the estimated useful lives of the assets. Additions and major replacements or improvements are capitalized, while minor replacements and maintenance costs are charged to expense as incurred. The cost and accumulated depreciation of assets sold or retired are removed from the accounts and any gain or loss is included in the results of operations for the period of the transaction.

Impairment of Long-Lived Assets

Depreciated long-lived assets, such as property and equipment are reviewed for impairment whenever certain circumstances indicate that the carrying value of those tangible long-lived assets exceeds its recoverable value.  These evaluations are performed by comparing the carrying value of the assets with its recoverable amount.  The recoverable amount is calculated using various recognized methodologies, primarily an evaluation of expected future cash flows.

During the year ended December 31, 2010, the Company has not recorded any impairment to its long-lived assets.

Other Assets

Included in other assets are three certificates of deposits with Banco Atlántida, S.A. which have been held in guarantee for one of the long term notes payable (See Note 7 - Borrowings).  These investments bear an annual interest rate of 3% and mature in May, June and July 2011.  As of December 31, 2010 the total of these investments amount is $1.5 million.

Borrowings

Notes and loans payable are initially recognized at their fair value on the respective contract dates.  After initial recognition, these financial liabilities are measured at amortized cost, using the effective interest method.  When material, borrowing costs are capitalized and expensed over the borrowing period as a component of interest expense.

Severance compensations

In accordance with the Honduran Labor Code, the Company has the obligation to pay severance compensations to its employees in the event of dismissal under certain specific circumstances.  It is Company policy to annually pay employee severance compensations.  As of December 31, 2010 the Company has recorded $480,000 in such liabilities.

Segment Reporting

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Segment Reporting, requires that a business enterprise report financial and descriptive information about its reportable operating segments.  The Company currently manages its business within one segment – the manufacturing of dress apparel for exportation.

Financial Instruments

The Company’s financial instruments primarily consist of cash, accounts receivable, other assets, accounts payable, and long-term debt. The fair value of long-term debt is disclosed in Notes 7 and 10 below. The carrying amounts of the other financial instruments are considered a reasonable estimate of their fair value at December 31, 2010, due to the short-term nature of the items.

Operating Leases

Leases in which the lessor substantially retains all risks and benefits incidental to asset ownership are considered operating leases.  Payments on these leases, according to rates established in the respective contracts, are recognized as expenses on a straight-line basis over the lease term.

Recent Accounting Standards

There are no significant U.S. GAAP accounting standards effective in 2011 impacting the Company.

Note 3 – Accounts Receivable

The Accounts Receivable at December 31, 2010 are stated net of allowances for rebates of approximately $146,000.  The Company performs ongoing evaluations of the credit worthiness of its customers and maintains allowances for potential doubtful accounts as deemed necessary.  As of December 31, 2010, all accounts receivable were deemed to be collectible and therefore no allowance for uncollectible accounts has been recorded.

The Company sells primarily to a single retailer in the United States.  The Company’s sales to its largest customer were 87% of total sales during the year ended December 31, 2010.  Accounts receivable due from this retailer are then routinely factored with a financial institution, with factorings available at 85% of amounts invoiced under Honduran GAAP.  Borrowings outstanding under factoring agreements are disclosed in Note 7.  At December 31, 2010, trade receivables included the following:

(In thousands)
Amounts due from the Company's largest customer representing 65% of U.S. GAAP accounts receivable	$1,509
Receivables attributable to factoring arrangements	3,946
Other amounts	419
Allowance for rebates	(146)

Honduran GAAP accounts receivable, as previously reported locally	5,728

Differences between Honduran GAAP and U.S. GAAP attributable primarily to the timing of revenue recognition whereby U.S. GAAP revenue is recognized upon ultimate delivery to the customer	(3,416)

Accounts receivable - U.S. GAAP	$2,312

Note 4 - Inventories

Inventories at December 31, 2010 consisted of the following:

(In thousands)
Finished goods	$3,366
Work in process	3,701
Raw materials	3,456
Total cost	10,523
Less: reserves	(2,017)
$8,506

During the year ended December 31, 2010, the Company recorded write-down of excess and obsolete inventory of $4.6 million.

Note 5 – Property and Equipment

Property and equipment at December 31, 2010 consisted of the following:

	Estimated Useful Lives
(In thousands)
Leashold improvements	5 Years	$481
Machinery and equipment	5 - 10 Years	711
Furniture and fixtures	3 - 10 Years	236
Vehicles	5 years	21

Total Cost		1,449
Less: Accumulated Depreciation		(385)

Fixed assets, net		$1,064

Depreciation expense was approximately $179,000 for the year ended December 31, 2010.

Note 6 - Accrued expenses

Accrued expenses at December 31, 2010 consisted of the following:

(in thousands)
Tax withholdings	$1,667
Legacy Severance	480
Customs, duties, & freight	195
Compensation and related	214
Rent and other	40
Other accrued expenses	114
$2,710

Note 7 – Borrowings

Long-Term Debt

Long-term debt agreements are denominated in U.S. Dollars.  At December 31, 2010, they consisted of the following:

(in thousands)
Note payable in monthly installments of $16-$20 including interest at 12%	$1,193
Note payable in monthly installments of $16-$20 including interest at 12%	1,076
Total long-term debt	2,269
Less: amount payable within one year	484
Amount payable after one year	$1,785

Maturities of long-term debt outstanding at December 31, 2010 are approximately $484,000 in 2011, are $1.8 million in 2012.

One of the notes payable is guaranteed by a three certificates of deposit at Banco Atlantida, S.A. totaling $1.5 million and included in Other assets in the accompanying balance sheet.

Factoring Contracts

Loans payable to Banco Atlántida, S.A. at December 31, 2010 under factoring contracts totaled $3.4 million, bear an interest rate of 8.25% and have varying maturity dates expiring prior to March 27, 2011.

Fair Value

The fair value of the Company’s debit to non-related parties is estimated to approximate the carrying value as of December 31, 2010.

Note 8 – Income Taxes

The Company’s fiscal year is from January 1 through December 31 of each year.

The effective tax rate established in Honduras is 25% and an additional 10% if income before income tax is greater than 1 million Lempira.

Tax authorities in Honduras have a five-year statute of limitations to review tax returns submitted by the Company.  The Company considers that returns submitted in last five years will not change substantially if reviewed and audited by Honduras Countries Tax Authorities.

At December 31, 2010, the Company did not pay or record any taxes because it is protected by the Free Zone Law described in Note 2.

Note 9 – Commitments and Contingencies

The Company leases premises and equipment under operating leases having terms from month-to-month to 5 years.  At December 31, 2010, future minimum lease payments under leases having an initial or remaining non-cancelable term in excess of one year were set forth in the table below:

Year	(in thousands)
2011	$175
2012	37
2013	37
2014	36
2015	36
Thereafter	3
$324

For the year ended December 31, 2010, rent expense for operating leases was approximately $298,000.

The Company is from time to time involved in other litigation incidental to the conduct of its business, none of which is expected to be material to its business, financial condition, or operations.

Note 10 - Related party balances and transactions

The Company considers related parties to be those companies that are basically controlled by the same shareholders through common investment in those companies.

Related party loans payable as of December 31, 2010 are detailed as follows:

(in thousands)
Buxbaum Company	$2,675
YIH III, LLC	922
Shareholder Loans	100
Buxtradefina, LLC	248
Accrued interest	290
sub-total	4,235
Less: current-portion	(634)

Total long-term	$3,601

Terms and conditions of related-party transactions

The loan from Buxbaum Company bears an annual interest rate of 10% and has a maturity date of December 31, 2012.

The loan to YIH III, LLC is payable bears an annual interest of 10% and has maturity date of July 31, 2013.

The maturity of long term related-party loans are as follows:

(in thousands)
Years

2012	$3,329
2013	272
Long term	$3,601

Interest YIH	$40
Interest - Buxbaum Hdgs	$158

The fair value of the Company’s debt to related parties was estimated to approximate the carrying value as of December 31, 2010.

Note 11 –Equity

Contributed Capital

As of December 31, 2010, the unequal social parts were as follows:

	Number of
	Social Parts	%	Dollars
Paul Michael Buxbaum
Initial capital	1	51.0%	$270
David Leif Gren	1	34.0%	180
New Stream Commercial
Finance, LLC	1	15.0%	79
	3	100.0%	$529

The Company is a Limited Liability Company; therefore under Honduran law, it does not have shares; instead, the capital stock is divided into 3 unequal parts as noted above.

On July 30, 2010, the Company obtained a loan commitment of USD $1 million from YIH III LLC (herein “YIH”).   The loan bore interest at 10% and was due three years from the date of issuance (July 2013).  As of December 31, 2010 a total of $922,000 was outstanding under the loan agreement as disclosed in Note 10  above.    Simultaneously, the Company entered into a warrant agreement with YIH LLC (an affiliate of YIH III LLC) where as it was granted the option to purchase 5% of the Company’s outstanding equity.   The warrant was to expire on July 31, 2020.   The exercise price was the warrant was initially set at $558,550, but was subsequently adjusted to $231,936 based on actual Adjusted EBITDA for 2010 (based on Honduran GAAP) consistent with the terms of the warrant agreement and the mutual agreement of the parties.   The warrant agreement also provided for a cashless exercise feature where by YIH could net settle to an amount of Company equity less than 5% and thereby avoid the outlay of cash upon exercise.    That net settlement was to be based on a mutually agreed fair value as of the date of exercise.   Ultimately, the warrant was exercised in July 2011 in cashless manner whereby 3.28% of the Company’s equity was issued to YIH.  The warrant agreement indicated that it was governed by the provisions of Honduran Law.    However, warrant agreements are not enforceable under the provisions of Honduran law unless officially registered which did not occur in this instance for certain specific reasons.   The Company has not accounted for the fair value of the warrant issuance as a loan issue cost in the accompanying US GAAP financial statements based upon both its uncertainty regarding its then enforceability, and also as it believes that the ultimate estimated fair value of the warrant was not material to its 2010 financial statements even if recorded.   Estimated fair value was considered using both a Black Sholes valuation approach, and also consideration of the various intrinsic values implied by both the warrants subsequent exercise, and also by Hampshire Group’s ultimate acquisition of the Company.

Legal Reserve

According to article NO.32 of the Code of Commerce of the Republic of Honduras, a legal reserve must be built by annually separating 5% of the net profits of the period, until this reserve equals one fifth of the paid in capital.

Note 12 – Subsequent Events

On August 25, 2011, the Company, its equity holders, BGY II, LLC and  RG Merger Sub, S.A. (a wholly owned subsidiary of Hampshire Group, Limited (“Hampshire”)) consummated a merger agreement (the “Merger Agreement”) pursuant to which Hampshire acquired Rio by way of a merger of Rio with and into RG Merger Sub, S.A. (the “Merger”) for an aggregate purchase price equal to the product of (i) three (3) and (ii) “2011” EBITDA (calculated as net income (or loss) plus the sum of interest expense net of interest income, federal income tax expense, if any, depreciation and amortization, for the 12 months ending December 31, 2011, subject to certain adjustments, adjusted for any working capital deficiency or excess at the closing of the Merger less $1.85 million that was contributed to the Company by Hampshire at the closing for the payment of certain trade payables.  Upon closing, pursuant to the Merger Agreement, as amended, Hampshire paid to the Rio equity holders a total of $7.0 million in cash, $3.5 million of which was deposited into an escrow account pending certain adjustments and potential indemnification claims.  Additionally, Hampshire issued to the Rio equity holders, an aggregate of $3.5 million in Hampshire common stock, par value $0.10 (“Hampshire Common Stock”) (967,009 shares valued at a 90-day volume-weighted average price per share) and held back an additional $6.5 million of Hampshire Common Stock (1,781,798 shares) for a post-closing adjustment in respect of any shortfall between actual 2011 EBITDA and 2011 EBITDA as estimated at closing and for potential indemnification claims,  Hampshire also repaid in cash certain liabilities of Rio totaling $5.9 million.  In no event will Hampshire be obligated to pay an amount in excess of $23.0 million for the Merger.

RIO GARMENT S. de R.L.
UNAUDITED CONDENSED BALANCE SHEET
JULY 2, 2011

(in thousands of dollars)
Current assets:
Cash	$303
Accounts receivable, net	2,905
Inventories, net	8,198
Other current assets	213
Total current assets	11,619

Fixed assets, net	1,191
Other assets	1,619
Total assets	$14,429

Current liabilities:
Current portion of long-term debt	$100
Borrowings under credit facilities	5,542
Accounts payable	6,823
Accrued expenses and other liabilities	2,809
Total current liabilities	15,274

Owed to shareholders	3,858
Total liabilities	19,132

Commitments and contingencies

Stockholders’ equity:
Contributed capital	529
Legal reserve	19
Accumulated deficit	(5,251)
Total stockholders’ equity	(4,703)

Total liabilities and stockholders’ equity	$14,429

RIO GARMENT S. de R.L.
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JULY 2, 2011 and JULY 3, 2010

	2011	2010
Net sales	$27,789	$24,297
Cost of goods sold	22,787	20,687
Gross profit	5,002	3,610

Selling, general, and administrative expenses	2,048	1,638
Income from operations	2,954	1,972

Other income (expense):
Interest income	34	33
Interest expense	(744)	(547)
Other, net	77	(5)
Income from operations before income taxes	2,321	1,453
Income tax provision	-	-
Net income	$2,321	$1,453

RIO GARMENT S. de R.L.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JULY 2, 2011 and JULY 3, 2010

	2011	2010
(in thousands)
Cash flows from operating activities:
Net Income	$2,321	$1,453
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	108	88
Accounts receivable	(593)	(2,865)
Inventories	308	(5,586)
Prepaid expenses and other current assets	83	(751)
Accounts payable	(1,448)	3,816
Accrued liabilities	99	383
Other operating assets and liabilities	(89)	(1)
Net cash used in operating activities	789	(3,463)

Cash flows from investing activities:
Purchases of property and equipment	(235)	(121)
Net cash used in investing activities	(235)	(121)

Cash flows from financing activities:
Bank borrowings, net	403	1,172
Payments (to) from shareholders, net	(761)	2,391
Net cash provided by financing activities	(358)	3,563

Net increase in cash	196	(21)
Cash at the beginning of the period	107	48
Cash at the end of the period	$303	$27

Rio Garment, S de R.L.
Notes to the financial statements

Note 1 – Organization and Going Concern

Organization

Rio Garment, S. de R.L. (the “Company” or “Rio”)  was incorporated in accordance with the Laws of the Republic of Honduras in 2006 as a Limited Liability Company with an indefinite life.  The Company’s main place of business and legal address is San Pedro Sula, Honduras.  The Company’s main activity is the manufacturing of dress apparel for exportation.

As discussed in Note 2, the Company operates under the Honduran Free Tax Zone Law.

Note 2 – Summary of Significant Accounting Policies

Below is a summary of significant accounting policies followed by management in its preparation of the accompanying financial statements:

Accounting Policies

The Company maintains its books and records in domestic Honduran currency based on domestic accounting regulations.  The accompanying financial statements have been prepared in order to present the Company’s financial position, results of operations and cash flows in accordance with  accounting principles generally accepted in the United States of America (“U.S. GAAP”) and expressed in terms of U.S. dollars (see paragraph “Translation Methodology” below).

The accompanying financial statements reflect the financial position of the Company as of July 2, 2011 and results of operations of the Company for the six months ended July 2, 2011 and July 3, 2010.  No expenses were incurred by the Company’s owners on the Company’s behalf which have not been reflected in the accompanying financial statements.

Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses related to customer returns and adjustments, doubtful accounts, and inventory reserves.  Management bases its estimates on historical experience and on various other assumptions that management believes to be reasonable under the circumstances, the results of which form a basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions; however, management believes that its estimates, including those for the above described items, are reasonable and that the actual results will not vary significantly from the estimated amounts.

Translation Methodology

The Company’s books and records are prepared using the local currency, the Honduran Lempira, as required by Honduran law.  However, the functional currency of the Company is the U.S. dollar given that all sales transactions and the majority of raw material purchases, as well as many of the other liabilities, are settled in U.S. dollars.  From December 2006 through August 2011, the Central Bank of Honduras fixed the Lempira exchange rate to the U.S. dollar at L18.8951 to $1.00.  This rate was therefore used to present the accompanying financial statements in U.S. dollars.

Revenue Recognition

The Company recognizes revenue from the sale of product upon transfer of title to customers, net of discounts and the Company’s estimate rebates.  This typically occurs upon the delivery of the product to the customer.  Costs to ship products to customers are expensed as incurred and are included as a component of cost of sales.

Income Taxes - Free Zone Law

Through resolution N° 559-2006, dated August 15, 2006, issued by Secretary of Industry and Commerce of the Republic of Honduras, the Company is authorized to operate under the Free Trade Zones (ZOLI) regime, for which the Company is granted certain fiscal benefits, including exception of income taxes for the period during which the Company operates in the country, exoneration of payment of import-export duties, charges, surcharges, consular rights, internal consumer taxes and other taxes and obligations that have direct or indirect relation with its import/export customs operations.

In accordance to Decree 81/99, the Company must export at least 95% of their annual production for being subject of the about mentioned benefits.  The Company exports 100% of its production.

Because the Company’s tax free status is indefinite in nature, no current or deferred income tax expense has been recorded in the accompanying financial statements.

Cash Equivalents

Cash equivalents consist of highly liquid investments with initial maturities of ninety days or less from the date of purchase. At July 2, 2011 the Company did not have any financial instruments that would be classified as cash equivalents.

Concentrations of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable.

Allowances for Customer Rebates and Adjustments

The Company reserves for customer rebates which have been contractually agreed upon by the Company and the customer.  Additionally, the Company reserves for chargebacks taken by the customer as a reduction of the receivable balance based on a historical percentage of such deductions to net sales.

Inventories

Inventories are valued at the lower of cost and net realizable value.  Net realizable value is the selling price in the ordinary course of business, less estimated cost necessary to make the sale. Raw materials are recorded at average warehouse costs.  Finished goods are recorded at the average manufacturing cost. Work in process inventories are recorded at the average manufacturing cost with the exception of work in process sent to subcontractors, which is valued at raw material cost until such product is returned to Company or shipped direct to customer.  Goods-in-transit are recorded at the specific invoiced cost.

Manufacturing costs embedded in finished goods and work in process inventories include a substantial portion of manufacturing overhead incurred at normal operating capacity.

Inventory Reserves

The Company analyzes out of season raw materials to determine reserves, if any, that may be required to reduce the carrying value to net realizable value.  Additionally, the Company provides reserves for current season finished goods that the Company expects the carrying value to exceed its net realizable value.  Factors considered in evaluating the requirement for reserves include color, quality and quantities on hand.

Property and Equipment

Fixed assets are recorded at cost. The Company provides for depreciation using the straight-line method over the estimated useful lives of the assets. Additions and major replacements or improvements are capitalized, while minor replacements and maintenance costs are charged to expense as incurred. The cost and accumulated depreciation of assets sold or retired are removed from the accounts and any gain or loss is included in the results of operations for the period of the transaction.

Impairment of Long-Lived Assets

Depreciated long-lived assets, such as property and equipment are reviewed for impairment whenever certain circumstances indicate that the carrying value of those tangible long-lived assets exceeds its recoverable value.  These evaluations are performed by comparing the carrying value of the assets with its recoverable amount.  The recoverable amount is calculated using various recognized methodologies, primarily an evaluation of expected future cash flows.

During the six months ended July 2, 2011 and July 3, 2010, the Company has not recorded any impairment to its long-lived assets.

Severance compensations

In accordance with the Honduran Labor Code, the Company has the obligation to pay severance compensations to its employees in the event of dismissal under certain specific circumstances.  It is Company policy to annually pay employee severance compensations.  As of July 2, 2011 the Company has recorded $356,000 in such liabilities.

Financial Instruments

The Company’s financial instruments primarily consist of cash, accounts receivable, other assets and accounts payable. The carrying amounts of the financial instruments approximates fair value at July 2, 2011, due to the short-term nature of the items.

Recent Accounting Standards

There are no recent significant U.S. GAAP accounting standards effective in 2011 impacting the Company.

Note 3 – Accounts Receivable

The accounts receivable at July 2, 2011 is stated at approximately $2,905,000, net of allowances.  The Company performs ongoing evaluations of the credit worthiness of its customers and maintains allowances for potential doubtful accounts as deemed necessary.  As of July 2, 2011, all accounts receivable were deemed to be collectible and therefore no allowance for uncollectible accounts has been recorded.

The Company sells primarily to a retailer in the United States.  The Company’s sales to its largest customer were 98.7% and 77.5% of total sales for the six month periods ended July 2, 2011 and July 3, 2010, respectively.  At July 2, 2011, 81.0% of the total gross trade receivables were due from this customer.

Note 4 - Inventories

Inventories at July 2, 2011 consisted of the following:

(in thousands)
Finished goods	$3,778
Work in process	2,143
Raw materials	4,514
Total cost	10,435
Less: reserves	(2,237)
$8,198

Note 5 – Fixed Assets

Fixed assets at July 2, 2011 consisted of the following:

(in thousands)	Estimated Useful Lives
Leasehold improvements	5 years	$481
Machinery and equipment	5 – 10 years	717
Furniture and fixtures	3 – 10 years	278
Vehicles	5 – years	21
Capital projects in process		185
Total cost		1,682
Less: accumulated depreciation		(491)
Fixed assets, net		$1,191

Depreciation expense was approximately $108,000 and $88,000 for the six month periods ended July 2, 2011 and July 3, 2010, respectively.

Note 6 - Accrued expenses and other liabilities

Accrued expenses and other liabilities at July 2, 2011 consisted of the following:

(in thousands)
Compensation and related	$903
Withholding tax	1,807
Other miscellaneous expenses	99
Total	$2,809

Note 7 – Income Taxes

The Company’s fiscal year is from January 1 through December 31 of each year.

The effective tax rate established in Honduras is 25% and an additional 10% if income before income tax is greater than 1 million Lempiras.

Tax authorities in Honduras have a five-year statute of limitations to review tax returns submitted by the Company.  The Company considers that returns submitted in last five years will not change substantially if reviewed and audited by Honduras Countries Tax Authorities.

As of July 2, 2011, the Company did not pay or record any taxes because it is protected by the Free Zone Law described in Note 2.

Note 8 - Legal Reserve

According to article NO.32 of the Code of Commerce of the Republic of Honduras, a legal reserve must be built by annually separating 5% of the net profits of the period, until this reserve equals one fifth of the paid in capital.

Note 9 – Subsequent Event

The Company has evaluated subsequent events from the date of the unaudited condensed balance sheet through the date the financial statements were issued. During this period, no material recognizable subsequent events were identified, except as discussed below.

On August 25, 2011, the Company, its equity holders, BGY II, LLC and  RG Merger Sub, S.A. (a wholly owned subsidiary of Hampshire Group, Limited (“Hampshire”)) consummated a merger agreement (the “Merger Agreement”) pursuant to which Hampshire acquired Rio by way of a merger of Rio with and into RG Merger Sub, S.A. (the “Merger”) for an aggregate purchase price equal to the product of (i) three (3) and (ii) “2011” EBITDA (calculated as net income (or loss) plus the sum of interest expense net of interest income, federal income tax expense, if any, depreciation and amortization, for the 12 months ending December 31, 2011, subject to certain adjustments, adjusted for any working capital deficiency or excess at the closing of the Merger less $1.85 million that was contributed to the Company by Hampshire at the closing for the payment of certain trade payables.  Upon closing, pursuant to the Merger Agreement, as amended, Hampshire paid to the Rio equity holders a total of $7.0 million in cash, $3.5 million of which was deposited into an escrow account pending certain adjustments and potential indemnification claims.  Additionally, Hampshire issued to the Rio equity holders, an aggregate of $3.5 million in Hampshire common stock, par value $0.10 (“Hampshire Common Stock”) (967,009 shares valued at a 90-day volume-weighted average price per share) and held back an additional $6.5 million of Hampshire Common Stock (1,781,798 shares) for a post-closing adjustment in respect of any shortfall between actual 2011 EBITDA and 2011 EBITDA as estimated at closing and for potential indemnification claims,  Hampshire also repaid in cash certain liabilities of Rio totaling $5.9 million.  In no event will Hampshire be obligated to pay an amount in excess of $23.0 million for the Merger.